Exhibit 10.38

Ribbon Communications Inc.

2025 Incentive Award Plan

Restricted Stock Unit Award Agreement (Performance-Based Vesting)

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), is made effective as of the date set forth in the table immediately below  (the “Grant Date”), between Ribbon Communications Inc., a Delaware corporation (the “Company”), and the participant named in the table immediately below (the “Participant”).

Participant:
Grant Effective Date:
Number of Restricted Stock Units Subject to Vesting Based on Company Performance Metrics (“Annual Performance PSUs”):
Number of Restricted Stock Units Subject to Vesting Based on Company Performance Metrics (“TSR PSUs”):

RECITALS

WHEREAS, the Company has adopted the Ribbon Communications Inc. 2025 Incentive Award Plan Stock Incentive Plan, as amended (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement (capitalized terms not otherwise defined herein shall have the meanings as set forth in the Plan); and

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to grant to the Participant the restricted stock units described herein pursuant to the Plan and the terms set forth below;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.Award of Restricted Stock Units Subject to the terms and conditions of the Plan and this Agreement and in consideration of employment services rendered and to be rendered by the Participant to the Company, the Company hereby grants to the Participant the restricted stock units (the “Restricted Stock Units” or “PSUs”) set forth in the table immediately above. Each Restricted Stock Unit entitles the Participant to such number of shares of Common Stock, subject to continued employment, upon vesting as is determined pursuant to Section 2 hereof.

2.Vesting of Restricted Stock Units.

a.	Upon the vesting of the Award, as described in this Section and Schedule 1 attached hereto, the Company shall deliver for each Restricted Stock Unit that vests, the number of shares of Common Stock as is determined pursuant to Schedule 1. The Common Stock shall be delivered as soon as practicable following the Vesting Date (as defined in Schedule 1), but in any case within 30 days after such date.

b.	Subject to Section 2(c) and Section 3, the Restricted Stock Units shall vest in accordance with the terms set forth in Schedule 1 attached hereto.

c.	Notwithstanding Section 2(b), upon the Participant’s termination of employment, the Award shall become subject to the acceleration of vesting to the extent provided in Schedule 1 attached hereto or under the terms of the Participant’s employment and/or severance agreement with the Company, subject to any terms and conditions set forth in the Plan or imposed by the Board (including in Schedule 1 hereto).

d.	Notwithstanding anything to the contrary in this Agreement, pursuant to the terms of the Plan, this Award may be not be exercised, vested, paid or otherwise settled, or any shares of Common Stock issued with respect thereto, until the stockholders of the Company approve the Plan.

3.Termination of Employment. Subject to Section 2(c) and notwithstanding any other provision of the Plan to the contrary, upon the termination of the Participant’s employment with the Company and its subsidiaries, the Award, to the extent not yet vested, shall immediately and automatically terminate; provided, however, that the Board may, in its sole and absolute discretion agree to accelerate the vesting of the Award, upon termination of employment or otherwise, for any reason or no reason, but shall have no obligation to do so.

For purposes of the Plan and the Award, a termination of employment shall be deemed to have occurred on the date upon which the Participant ceases to perform active employment duties for the Company or its subsidiaries following the provision of any notification of termination or resignation from employment, and without regard to any period of notice of termination of employment (whether expressed or implied) or any period of severance or salary continuation. Notwithstanding any other provision of the Plan, the Award, this Agreement or any other agreement (written or oral) to the contrary, the Participant shall not be entitled (and by accepting an Award, thereby irrevocably waives any such entitlement) to any payment or other benefit to compensate the Participant for the loss of any rights under the Plan as a result of the termination or expiration of an Award in connection with any termination of employment. No amounts earned pursuant to the Plan or any Award shall be deemed to be eligible compensation in respect of any other plan of the Company or any of its subsidiaries.

4.No Assignment. Except as expressly permitted under the Plan, this Agreement may not be assigned by the Participant by operation of law or otherwise.

5.No Rights to Continued Employment. The granting of this Award evidenced hereby and this Agreement shall impose no obligation on the Company or any of its affiliates to continue the employment or service of the Participant and shall not lessen or affect any right that the Company or any of its affiliates may have to terminate the service of such Participant. The Participant shall remain an “at will” employee.

6.Governing Law. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and metrics.

7.Tax Obligations. As a condition to the granting of the Award and the vesting and settlement thereof, the Participant acknowledges and agrees that he or she is responsible for the payment of income and employment taxes (and any other taxes required to be withheld) payable in connection with the vesting and settlement of an Award. Accordingly, the Participant agrees to remit to the Company or any applicable subsidiary an amount sufficient to pay such taxes. Such payment shall be made to the Company or the applicable subsidiary of the Company in a form that is reasonably acceptable to the Company, as the Company may determine in its sole discretion. Notwithstanding the foregoing, the Company may retain and withhold from delivery at the time of vesting or settlement that number of shares of Common Stock having a fair market value equal to the taxes owed by the Participant, which retained shares shall fund the payment of such taxes by the Company on behalf of the Participant. The Participant acknowledges that he or she is responsible for reviewing with his or her own tax advisors the federal, state, local and other tax consequences of the transactions contemplated by this Agreement. The Participant acknowledges that he or she is not relying on any statements or representations of the Company or any of its agents.

8.Notices. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service or, if outside the United States, the local equivalent of the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address he or she most recently provided to the Company.

9.Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.Amendments. This Agreement may be amended or modified only by a written agreement signed by the Company and the Participant; provided, however, that the Board may amend or alter this Agreement and the Award granted hereunder at any time, subject to the terms of the Plan.

11.Authority. The Board has complete authority and discretion to determine Awards, and to interpret and construe the terms of the Plan and this Agreement. The determination of the Board as to any matter relating to the interpretation or construction of the Plan or this Agreement shall be final, binding and conclusive on all parties.

12.Successors. This Agreement will bind and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, devisees, and legal representatives.

13.Entire Agreement. Except as set forth herein, this Agreement and the Plan supersede all prior agreements, whether written or oral and whether express or implied, between the Participant and the Company relating to the subject matter of this Agreement. Notwithstanding the foregoing, to the extent that the Participant has entered into an employment agreement with the Company and the terms noted in such employment agreement are inconsistent with or conflicts with this Agreement, then the terms of the employment agreement will supersede the inconsistent or conflicting terms set forth herein as determined by the Board in accordance with Section 3(a) of the Plan. In all other respects, this Agreement shall remain in full force and effect.

14.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock underlying or relating to any Award until the issuance of a stock certificate to the Participant in respect of such Award.

15.Erroneously Awarded Compensation. The Award (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt of the Award or upon the receipt or resale of shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

16.Severability. The provisions of this Agreement are severable and if any one or more provisions are deemed to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

17.Section 409A.

a.	This Agreement is intended to comply with or be exempt from Section 409A of the Code (together with the Department of Treasury regulations and other interpretive guidance issued thereunder (including, without limitation, any such regulations or other guidance issued after the Grant Date, “Section 409A”) and, to the extent applicable, this Agreement shall be interpreted in accordance with Section 409A.

b.	If and to the extent (i) any portion of any payment, compensation or other benefit provided to the Participant pursuant to this Agreement in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

c.	Notwithstanding any other provision of the Plan or this Agreement, if at any time the Board determines that the Restricted Stock Units (or any portion thereof) may be subject to Section 409A, the Board shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Board determines are necessary or appropriate for Restricted Stock Units to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. No provision of this Agreement shall be interpreted or construed to transfer any liability for failure to comply with the requirements of Section 409A from the Participant or any other individual to the Company or any of its affiliates, employees or agents.

18.Captions. The captions of the sections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

19.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will not be binding on either party unless and until signed by both parties.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is effective as of the date first above written.

RIBBON COMMUNICATIONS INC.

By: ___________________________________

Name: Patrick W. Macken

Title: Executive Vice President, Chief Legal Officer & Secretary

Agreed and acknowledged as of the date first above written:

________________________________

[PARTICIPANT]

Schedule 1

US-DOCS\106551488.7